                                                                    EXHIBIT 10.3


                           THIRD AMENDED AND RESTATED
                    SATELLITE SERVICES SUPPLEMENTAL AGREEMENT


         THIS THIRD AMENDED AND RESTATED SATELLITE SERVICES SUPPLEMENTAL AGREEMENT (this "Agreement") is made and entered into as of August 1, 2001 (the "Execution Date") by and between ITC DeltaCom Communications, Inc. ("ITCD"), as successor in interest to ITCD Systems, Inc., ITCD, and Weblink Wireless, Inc. ("Weblink"), as successor in interest to Weblink Wireless, Inc. ("Weblink").

                                    RECITALS

         WHEREAS, ITCD and Weblink are parties to a Second Amended and Restated Satellite Services Supplemental Agreement, dated as of July 1, 1998, as amended by the First Amendment thereto dated September 24, 1998, and Second Amendment dated September 24, 1998 (the "Existing SSS Agreement"), concerning the purchase of certain satellite services;

         WHEREAS, Weblink and ITCD have entered into an Amended and Restated Master Agreement dated December 18, 1997 ("Existing Master Agreement");

         WHEREAS, on May 23, 2001, Weblink filed for protection under Chapter 11 of the United States Bankruptcy Code, in the U.S. Bankruptcy Court, Northern District of Texas, Dallas Division (Case No. 01-34275-SAF-11) ("Bankruptcy Case"), and pursuant to an Order issued by the bankruptcy court, Weblink has assumed the Existing Master Agreement, and has entered into a new Master Agreement dated August 1, 2001; and

         WHEREAS, pursuant to the Order of the bankruptcy court, Weblink has assumed the Existing Supplemental Services Agreement; and

         WHEREAS, the parties desire to amend the Existing Supplemental Services Agreement as provided herein.

                                    AGREEMENT


         NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration received and acknowledged, ITCD and Weblink agree as follows:

         During the Satellite Services Term, ITCD shall provide Weblink's Satellite Capacity in accordance with, and Weblink shall be bound by, the terms and conditions set forth below:

A. SATELLITE SERVICES TERM:

    1.  "Commencement Date": 12:00 a.m. (Eastern Time) on August 1, 2001.

    2. "Termination Date": 11:59 p.m. (Eastern Time) on July 31, 2003, unless earlier terminated pursuant to this Agreement.

B. WEBLINK'S SATELLITE CAPACITY: ITCD shall provide satellite transponder capacity for the VNI Network according to the terms hereof. From the Commencement Date through the Termination Date Weblink's Satellite Capacity shall be provided through Ku-band transponder capacity leased by ITCD on Satellite(s) in accordance with Schedule 1 attached hereto.

C. PRICE: Weblink shall pay to ITCD a monthly satellite capacity payment for Weblink's Satellite Capacity, in accordance with Section J below and
    Schedule 1 hereto. To the extent ITCD receives credits from the Satellite Operator by reason of service interruption affecting the Satellite Capacity provided hereunder for a period of one (1) hour or more (measured from the time ITCD receives notice


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    thereof from Weblink), ITCD agrees to promptly credit Weblink with credits provided by the Satellite Operator for such interruption. The credit shall be equal to a pro rata portion (based on total bandwidth of the Satellite Capacity contracted for by Weblink on the Satellite compared to total bandwidth of the Satellite Capacity contracted for by ITCD for its own or third party use on the Satellite) of all amounts credited by the Satellite Operator to ITCD with respect to any interruption in service. ITCD will apply the credit promptly to any outstanding invoice between ITCD and Weblink under this Agreement or any other agreement between ITCD and Weblink, as selected by ITCD in its sole discretion.

D.  RESERVED.

E.  CERTAIN DEFINITIONS

    1. "Affiliates" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control (i.e., the power to direct affairs by reason of ownership of voting stock, by contract or otherwise) with such Person and any member, director, officer or employee of such Person.

    2. "FCC" shall mean the Federal Communications Commission or any successor organization.

    3. "Satellite(s)" shall mean GE-4, and GE-1 and Telstar 4, through which ITCD will provide Weblink's Satellite Capacity.

    4. "Laws" shall mean all international, federal, state, local and other laws, rules and other regulations, including, without limitation, those issued by the FCC.

    5. "Person" shall mean any person or entity, whether an individual, trustee, corporation, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority, or otherwise.

    6. "Transponder(s)" shall mean a component of the Satellite(s) which, for a particular frequency band, receives, amplifies, translates frequency and retransmits radio signals. Each Transponder contains one traveling wave tube amplifier (a "TWTA"). Transponder shall also mean, for purposes of this definition, any replacement or alternate components thereof.

    7. "Satellite Capacity Failure" shall mean the failure of ITCD to provide Weblink's aggregate Satellite Capacity on a Satellite(s)(due to a Satellite or Transponder failure, including relocation of orbital position by FCC order). Determination that a Satellite Capacity Failure has occurred shall be made by ITCD in its sole discretion.

    8. "Usage" or "Use" shall refer to radio transmission to, or utilization of, the Satellite(s) for the VNI Network.

    9. "Satellite Operators" shall mean the owner(s) if the Satellite(s) specifically authorized by the FCC to operate the Satellite(s) and through whom ITCD makes available the satellite capacity required for the VNI Network.

    10. "Primary Hub" shall mean the Equipment at ITCD's primary hub location in Atlanta, Georgia which will be used to access Weblink's Satellite Capacity to run the VNI Network.

    11. "Alternate Hub" shall mean the Weblink equipment Weblink sets up at a site to be determined which will be used to access Weblink's Satellite Capacity to run the VNI Network in the event of a failure of the Primary Hub.

    12. "Weblink's Satellite Capacity" shall mean the satellite capacity to be provided hereunder to Weblink (expressed as SCUs or High Power SCUs) during the Satellite Services Term, as more particularly described in Paragraph J.2. hereof and Schedule 1 hereto. In addition, if Weblink requests additional satellite capacity as described in Schedule 1 hereto, subject to availability of such satellite capacity, such additional satellite capacity shall be included upon commencement of service for such satellite capacity.


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                           THIRD AMENDED AND RESTATED
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    13. "Equipment" shall mean the Very Small Aperture Satellite Terminals
        (VSATs) and associated hub hardware and remote site hardware including embedded software provided by ITCD under the Master Agreement.

    14. "Satellite Capacity Unit" or "SCU" - One SCU equals 800 kHz of bandwidth, which is normally configured as one (1) 128 Kbps outbound channel and two (2) 64 Kbps inbound channels. Using standard power levels and BPSK modulation, the percentage of available bandwidth in the transponder that is utilized by a SCU is equal to the percentage of the power available in the transponder utilized by that SCU.

    15. "High Power SCU" - One High Power SCU consumes twice the satellite capacity of one standard power SCU. Using high power levels and BPSK modulation, the percentage of available power in the transponder that is utilized by a High Power SCU is equal to two (2) times the percentage of available bandwidth in the transponder that is utilized by a SCU. A High Power SCU has a power density of not less than 9 dBW/4KHz and requires authorization from the FCC.

    16. "VNI" or "VNI Network" shall mean the VSAT network infrastructure consisting of the Equipment and software provided by ITCD under the Master Agreement.

    17. "GE-l Satellite" shall mean a communications satellite owned and operated by GE and positioned at 103 degrees west longitude orbital position.

    18. "GE-4 Satellite" shall mean a communications satellite owned and operated by GE and positioned at 101 degrees W.L. orbital position.

    19. "Telstar 4 Satellite" shall mean a communications satellite owned and operated by Loral Skynet and positioned at 89 degrees west longitude orbital position.

F.  CERTAIN UNDERSTANDINGS

    1. Ownership of Transponders. Weblink understands and agrees that the Satellite Operators are the FCC-authorized operators of the Satellites. Neither this Agreement nor the provision of Weblink's Satellite Capacity hereunder shall, or shall be deemed to, convey title or any other ownership interest to Weblink in or to any Satellite, any Transponder or any part thereof. Weblink acknowledges and agrees (i) that nothing contained in this Agreement shall prevent any sale, mortgage, or encumbrance of any Satellite or any Transponder thereof by the owner,
        (ii) that Weblink's Satellite Capacity is provided on a right to use basis (with Equipment and services provided by ITCD under the Master Agreement) and is not being sold to Weblink, and (iii) that neither any Transponder nor any Satellite, nor any right to use thereof nor any interest of any type therein, shall be subject to any claim, prior, subsequent or otherwise, of Weblink or its creditors as a result of this Agreement. Notwithstanding the foregoing, ITCD shall use reasonable efforts to provide that the foregoing restrictions shall not impact or interfere with Weblink's use of Weblink's Satellite Capacity as provided for herein.

    2. Control of Satellite. Weblink understands and agrees that the Satellite Operator(s) shall control and provide for the operation of the Satellite(s).

    3. Communication with Satellite. All communications with the Satellite(s) will be provided through Equipment controlled by ITCD at either the Primary Hub; provided, however, upon the prior written request of Weblink, ITCD shall use its reasonable efforts to obtain the consent of each Satellite Operator to permit Weblink to exercise control of the Equipment at the Alternate Hub, and upon obtaining such consent(s), Customer shall have the right to make communications with the Satellite(s) through Equipment controlled by Weblink or its nominee at the Alternate Hub.


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                           THIRD AMENDED AND RESTATED
                    SATELLITE SERVICES SUPPLEMENTAL AGREEMENT


G.  CONTINUITY OF SERVICE

    1. Preemption/Interruption of Service. Weblink recognizes and agrees with respect to each Satellite that for technical or safety reasons, which shall include, but shall not be limited to, (1) the protection of the overall health or performance of the Satellite or its Transponders; (2) the prevention of interference or cross talk; (3) the protection of public safety; or (4) compliance with an order from the FCC or other governmental authorities - and the existence of which the Satellite Operator shall determine in its sole discretion - the Satellite Operator may take the following actions: (i) preempt or interfere with Weblink's Use of any Transponder or other component of the Satellite, (ii) reassign TWTAs to different Transponders on the Satellite, or (iii) reassign the frequency assignment of Weblink's Satellite Capacity. Weblink acknowledges and agrees that any such action by Satellite Operator may result in the preemption or interruption of the Use of Weblink's Satellite Capacity. ITCD shall notify Weblink as soon as reasonably practical after receipt by ITCD of oral or written notice from the Satellite Operator concerning any such action and shall use reasonable efforts to cause the Satellite Operator to schedule and conduct such action so as to minimize the Satellite Operator disruption of Weblink's Use of Weblink's Satellite Capacity. Weblink acknowledges and agrees that if such preemption or interruption occurs, then Weblink shall cooperate with and assist ITCD and the Satellite Operator during such periods and Weblink's sole remedies shall be any credits provided pursuant to Section C herein and, in the case of a Satellite Capacity Failure, the termination of this Agreement or reduction in Weblink's Satellite Capacity pursuant to Paragraph K herein.

    2. Provision of Continuing Service. In the event of a Satellite Capacity Failure, ITCD shall use its commercially reasonable efforts to cause the Satellite Operator to provide Weblink's Satellite Capacity using spare Transponder capacity on the Satellite, if available, or if such spare capacity is unavailable, then by using an alternate Transponder on the Satellite of the same polarity, if available. The availability of such spare or alternate Transponder on the Satellite, on a permanent or temporary basis, shall be determined by the Satellite Operator in its sole discretion. The foregoing notwithstanding, Weblink's sole remedies for any preemption of Use shall be any credits provided pursuant to Section C herein and, in the case of a Satellite Capacity Failure, the termination of this Agreement or reduction in Weblink's Satellite Capacity pursuant to Paragraph K herein.

H.  WEBLINK'S OBLIGATIONS

    Compliance With Agreement and Laws. During the Satellite Services Term, Weblink shall comply with the terms of this Agreement and shall be responsible for complying with, and shall comply with all Laws applicable to it regarding the operation and Use of the Satellites and the Transponders and regarding Use of Weblink's Satellite Capacity. Weblink shall be permitted to use Weblink's Satellite Capacity for any business unit, subsidiary, or Strategic Alliance Partner of Weblink, subject to the approval of ITCD, which shall not be unreasonably withheld; provided, however, operation of the Equipment provided under the Master Agreement or any other equipment used to access Weblink's Satellite Capacity, including Weblink's Alternate Hub, must be in strict accordance with guidelines and instructions provided by the Satellite Operator directly or through ITCD.

I.  REMEDIES

    1.  LIMITATION OF LIABILITY

        a. ANY AND ALL EXPRESS AND IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE, ARE EXPRESSLY EXCLUDED AND DISCLAIMED BY ITCD. WEBLINK EXPRESSLY AGREES THAT ITCD'S SOLE OBLIGATIONS AND WEBLINK'S EXCLUSIVE REMEDIES FOR ANY CAUSE WHATSOEVER (INCLUDING, WITHOUT LIMITATION,


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                    SATELLITE SERVICES SUPPLEMENTAL AGREEMENT

        LIABILITY ARISING FROM NEGLIGENCE) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY ARE LIMITED TO TERMINATION OF THIS AGREEMENT FOR THE REASONS DESCRIBED IN PARAGRAPH G ABOVE, AND ALL OTHER REMEDIES OF ANY KIND ARE EXPRESSLY EXCLUDED.

        b. IN NO EVENT SHALL ITCD BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, OCCASIONED BY ANY DEFECT IN WEBLINK'S SATELLITE CAPACITY, FAILURE OF THE WEBLINK'S SATELLITE CAPACITY TO PERFORM OR ANY OTHER CAUSE WHATSOEVER. ITCD MAKES NO WARRANTY, EXPRESS OR IMPLIED, TO ANY OTHER PERSON CONCERNING WEBLINK'S SATELLITE CAPACITY AND WEBLINK SHALL INDEMNIFY ITCD FROM ANY CLAIMS MADE UNDER ANY WARRANTY OR REPRESENTATION BY WEBLINK TO ANY THIRD PARTY.

    2. Indemnification. Weblink shall indemnify and save ITCD and the Satellite Operators harmless from all liability disclaimed by ITCD, as specified above, to the extent such liability arises in connection with the provision by ITCD or the Satellite Operators of facilities and/or Weblink's Satellite Capacity or use of Weblink's Satellite Capacity pursuant to this Agreement provided, however, Weblink shall not be obligated to indemnify ITCD from such liability to the extent such liability arises from the willful misconduct or gross negligence of ITCD.

J.  PAYMENTS TO ITCD

    1.  Payment.

        a. Commencing on the Effective Date, Weblink shall pay ITCD for satellite capacity on GE-l, GE-4 and Telstar Satellites in accordance with Schedule 1 hereto. Customer agrees to pay ITCD for satellite capacity $348,800 (the "Baseline Amount") via electronic wire transfer on the seventh (7th) business day of each month (Baseline Due Date). This Baseline Amount represents the estimated recurring monthly amount due to ITCD for Satellite Capacity to be provided by ITCD during the month in which the payment is made. Customer agrees to pay interest charges of one and one half percent (1.5%) per month on any Baseline Amount not received by the appropriate Baseline Due Date. ITCD shall invoice Customer for actual monthly recurring charges. In the event that in a given month Customer's actual monthly recurring charges for Satellite Capacity are less than the Baseline Amount, Customer shall have the right to deduct the overpaid amount from the next Baseline Amount payment due.

        b. In the event that Customer's actual monthly recurring charges for Satellite Capacity exceeds the Baseline Amount, e.g. due to taxes (the "Additional Amounts"), then Customer agrees to pay all undisputed Additional Amounts within thirty (30) days after receipt of the invoice for the same ("Additional Due Date"). Customer agrees to pay interest charges of one and one half percent (1.5 %) per month on any Additional Amounts not received by appropriate Additional Due Date. In the event Customer disputes any Additional Charges, Customer shall notify ITCD in writing prior to the Additional Due Date for such amount.

        c. Pursuant to an Order entered by the Bankruptcy Court on July 20, 2001, Customer agrees that it will cure the $493,664.52 pre-petition debt it owes to ITCD by paying ITCD such pre-petition arrearage in six equal payments over a six month period beginning on the first Baseline Due Date occurring after the Order affirming such payment is entered by the Court. Each of the six monthly payments will be made via wire transfer on the same day that Customer remits the Baseline Amount each month until the pre-petition arrearage is cured. Customer agrees to pay interest charges of one and one half percent (1.5 %) per month on any such payment not received by the appropriate Baseline Due Date.


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        d. Weblink's obligations to make the monthly satellite capacity payments provided by Paragraph C above and J(2) below shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which Weblink may have against ITCD or anyone else for any reason whatsoever.

        e. The charges specified on Schedule 1 do not include any amounts for sales, use, property, privilege, license, excise or similar taxes, fees or assessments which may be levied by any governmental agency on this Agreement, the services provided or the payments made hereunder. Any such taxes or charges shall be paid directly by Weblink to the taxing authority, if legally permitted. Otherwise, if required to be paid by ITCD, the amount shall be reimbursed to ITCD by the Weblink. Upon request, the Weblink shall provide ITCD with tax exemption certificates, if applicable, or evidence of tax payments, if made by Weblink.

    2.  Required Satellite Capacity.

        a. Commencing August 1, 2001, Weblink shall pay for satellite capacity in accordance with Schedule 1 hereto. Weblink shall have the right to designate by written notice to ITCD that a portion of Weblink's Satellite Capacity, not to exceed ten (10) SCUs (i.e., five (5) High Power SCUs) on either GE-1 or GE-4, shall be provided as High Power SCUs. The provision of Weblink's Satellite Capacity as High Power SCUs on either GE-1 or GE-4 shall be subject to availability of High Power SCUs on such Satellite(s) and regulatory approval by the FCC. Upon receipt of such written notice, ITCD shall pursue such regulatory approval on a "commercially reasonable efforts" basis, at Weblink's sole cost and expense. For purposes of the unit pricing set forth on Schedule 1, One (1) High PoWer SCU shall be equivalent to pricing for two (2) SCUs.

        b. ITCD shall use commercially reasonable efforts to resell any SCUs (in increments of 1/4 SCUs, or 200 kHz) that Weblink specifies in writing to ITCD to resell; provided, however, that Weblink in such written notice irrevocably releases the SCUs for the durations of this SSS Agreement. Weblink shall be required to continue to pay for the SCUs until such time, if any, as ITCD is able to resell the SCUs, as set forth below in Paragraph J(2)(c).

        c. ITCD shall reduce Weblink's minimum monthly payments in the amount of $l,625 for each 1/4 SCU that ITCD resells on GE-1 or $1,875 for each 1/4 SCU that ITCD resells on GE-4; provided, however, that ITCD resells such SCU at a rate equal or greater than $1,625 per 1/4 SCU that ITCD resells on GE-1 or $1,875 for each 1/4 SCU that ITCD resells on GE-4. ITCD shall be permitted to receive payments for such resold SCUs directly from the purchaser.

        d. ITCD further agrees not to purchase additional satellite capacity for its own use from the time that Weblink gives ITCD written notice of released satellite capacity pursuant to Paragraph J(2)(b) above if ITCD determines, in its reasonable discretion, that ITCD's satellite capacity needs can be reasonably satisfied from Weblink's released satellite capacity, and in such event ITCD shall reduce Weblink's minimum monthly payments for satellite capacity by $1,625 for each 1/4 SCU that ITCD uses on GE-1 or $1,875 or each 1/4 SCU that ITCD uses on GE-4.

K.  TERMINATION

    1. Events of Termination. This Agreement shall terminate automatically upon the Termination Date, unless terminated earlier pursuant to one of the following paragraphs:

        a. Termination for Satellite Capacity Failure. If a Satellite Capacity Failure continues uninterrupted for more than five (5) consecutive days, or such other period is mutually agreed upon in writing by ITCD and Weblink, then this Agreement may be immediately terminated by either party by written notice to the other delivered on or before the thirtieth day after the calendar day on



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        which the Satellite Capacity Failure began; provided, however, that if such Satellite Capacity Failure affects only one Satellite and a portion of Weblink's Satellite Capacity remains available from other Satellite(s), then the right of termination shall apply only to Weblink's Satellite Capacity received hereunder from such failed Satellite and this Agreement shall continue in force with respect to the remaining portion of Weblink's Satellite Capacity. If so terminated, ITCD shall refund to Weblink the amount of any prepaid monthly charges for the terminated capacity prorated from the date of the Satellite Capacity Failure, and ITCD shall have no other or further liability to Weblink.

        b. Cancellation for Non-Payment and Violations of Law. Notwithstanding anything to the contrary and in addition to all other remedies ITCD may have, ITCD may immediately cancel this Agreement and accelerate all remaining payments due through July 31, 2003 if Weblink materially breaches any provision of this Agreement, including for example (but without limitation), (1) if Weblink fails to pay when due any amounts due pursuant to this Agreement within five (5) business days after the Baseline Due Date or Additional Due Date, as applicable, or (2) if Weblink violates the provisions of Paragraph H.l. ("Compliance with Laws"). Weblink hereby acknowledges and agrees that the U.S. Bankruptcy Court, Northern District of Texas, Dallas Division (Case No. 01-34275-SAF-11) has entered an Order dated July 20, 2001, stating that the automatic stay of 11 USC 362 has been modified such that ITCD may immediately proceed to enforce any of its rights and remedies with respect to Customer in the event of a post-assumption default after five
        (5) business days written notice and opportunity to cure has lapsed. Upon termination, pursuant to this Paragraph K.1.b, ITCD shall be entitled to transfer Weblink's Satellite Capacity immediately to whomever ITCD sees fit, Weblink shall not be entitled to any equitable relief as a result thereof, and Weblink's exclusive remedy shall be limited to recovery of any payments made by it to ITCD for the period of time as to which it has been canceled, without interest, less any claim ITCD has against Weblink by reason of such Weblink's default; provided, however during the thirty (30) days immediately following such default, ITCD shall (1) offer Weblink's capacity to ITCD's existing customers of satellite capacity, and prospective customers with whom ITCD has been negotiating the sale of satellite capacity, (2) offer Weblink's capacity to other 2-way paging companies, and (3) request that the satellite vendor allow ITCD to terminate Weblink's capacity without penalty to ITCD. In the event ITCD is able to resell satellite capacity during such thirty (30) day period to customers or potential customers who meet ITCD's credit and other business requirements, or return satellite capacity to the vendor without charge or penalty, then Weblink's obligation to pay accelerated amounts as provided in the first sentence of this paragraph shall be reduced for such resold or returned capacity as provided in Section J.2.c.

        c. Termination by Weblink. In event that ITCD fails to provide Weblink's Satellite Capacity to Weblink as a result of the termination by a Satellite Operator of the lease to ITCD of Ku-Band satellite transponder capacity due to a default by ITCD, Weblink, provided that Weblink is not in default hereunder, shall have the right to reduce Weblink's Satellite Capacity under this Agreement to the extent of the Weblink's Satellite Capacity received hereunder from such Satellite Operator if ITCD fails to cure such failure within thirty (30) days after receiving written notice of such failure from Weblink. If Weblink's Satellite Capacity is so reduced, ITCD shall (i) refund to Weblink the amount of any prepaid monthly charges for the terminated Weblink's Satellite Capacity prorated from the date ITCD failed to provide such Weblink's Satellite Capacity and (ii) provide reasonable cooperation, at Weblink's request and expense, with any efforts by Weblink to contract directly with the Satellite Operator for such terminated Weblink's Satellite Capacity, and ITCD shall have no other or further liability to Weblink with respect to such terminated Weblink's Satellite Capacity.

    2. Continuation after Termination of Master Agreement. The parties acknowledge and agree that this Agreement is a separate, free standing contract and is independent of the New Master Agreement. This Agreement, and the parties' rights and obligations hereunder, shall continue in full force and effect notwithstanding any termination of, or default by either party under, the New Master Agreement.


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L.  MISCELLANEOUS

    1. Headings. The Paragraph headings used in this Agreement, except where terms are specifically defined, are for reference and convenience only and shall not enter into the interpretation hereof

    2. Waiver. No delay or omission by either party to exercise any right or power shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties of any of the covenants, conditions or agreements to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

    3. Severability. If, but only to the extent that, any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent. If that is not possible, another provision that is legal and enforceable and achieves substantially the same objective shall be substituted. If the remainder of this Agreement is not affected by such declaration or finding and is capable of substantial performance then the remainder shall be enforced to the extent permitted by law.

    4 Relationship of Parties. ITCD is performing pursuant to this Agreement only as an independent contractor and nothing set forth in this Agreement shall be construed to create the relationship of principal and agent between ITCD and Weblink. Neither ITCD nor Weblink shall act or attempt to act or represent itself, directly or by implication, as an agent of the other party or its Affiliates or in any manner assume or create, or attempt to assume or create, any obligation on behalf of, or in the name of, the other party or its Affiliates.

    5. Approvals and Authorizations. The obligations of the parties hereto shall be subject to obtaining and maintaining all necessary regulatory and other governmental approvals and authorizations. The parties agree to use their respective and, where applicable, collective best reasonable efforts to obtain promptly and maintain any such approvals.

    6. Notices. In addition to such other requirements as may be set forth herein, any notices hereunder by one party to the other party shall be given in writing by personal delivery (or by recognized overnight delivery service) or posted by certified mail return receipt requested, to the parties at the following addresses:

        IF ITCD, SEND TO:                      IF WEBLINK,SEND TO:
        ITC DeltaCom Communications, Inc.      Weblink Wireless, Inc.
        55 Marietta Street                     3333 Lee Parkway, Suite 100
        Atlanta, GA 30303                      Dallas, TX 75219
        Attn: Ivor Fredrickson                 Attn: John Hauge
        V.P. and Treasurer                     V.P. and Chief Financial Officer

        Notices will be deemed to have been given hereunder when delivered (whether or not accepted by the addressee).

    7. Confidentiality. Each party hereby agrees that all non-public, confidential or proprietary information communicated to it by the other party, whether before or after the Execution Date, shall be and was received in strict confidence, shall be used only for purposes of this Agreement, and, for a period of five (5) years following the termination of this Agreement, shall not be disclosed by such party, its agents or employees without the prior written consent of the other


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                        ITC DeltaCom Communications, Inc
                          Confidential and Proprietary

                           THIRD AMENDED AND RESTATED
                    SATELLITE SERVICES SUPPLEMENTAL AGREEMENT

        party, except as may be necessary by reason of legal, accounting or regulatory requirements beyond the reasonable control of the disclosing party. The obligations set forth in this Section shall survive termination of this Agreement.

    8. Force Majeure. The term "Force Majeure" shall include, but not be limited to, fires or other casualties or accidents, acts of God, severe weather conditions, sun outages, strikes or labor disputes, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency or any other act or condition whatsoever beyond the reasonable control of the affected party. A party whose performance of its obligations hereunder is prevented, restricted or interfered with by reason of a Force Majeure condition shall be excused from such performance to the extent of such Force Majeure condition so long as such party immediately continues performance whenever and to the extent such causes are removed. Nothing in this Section shall relieve Weblink of its obligations to make payments to ITCD in accordance with Paragraphs C and J of this Agreement, except to the extent that ITCD is relieved of its obligations to make payments to the Satellite Operator by such Force Majeure condition.

    9. Applicable Law and Entire Agreement. THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. This Agreement constitutes the entire agreement between the parties, supersedes all previous understandings, commitments or representations and is intended as the complete and exclusive statement of the terms of the agreement between the parties concerning the subject matter hereof. This Agreement may not be amended or modified in any way, and none of its provisions may be waived, except by a writing signed by each party hereto.

    10. Attorney's Fees. In the event of any dispute or controversy arising hereunder, any court having jurisdiction in any such dispute or controversy shall determine which of the parties is the prevailing party and shall award to the prevailing party the reasonable fees and expenses of counsel, experts and other court costs incurred in connection with such dispute or controversy.

    11. No right of Transfer. Weblink shall not, and shall not have the right to, grant, sell, assign, encumber, permit the utilization of, license, lease, or otherwise convey, directly or indirectly, in whole or in part (individually, a "Transfer"), Weblink's Satellite Capacity, or any of its rights under this Agreement, to any other entity or person. Notwithstanding the foregoing, Customer may assign its Satellite Capacity, and its rights under this Agreement, without ITCD's written consent, to any corporation, partnership or other entity which is controlled by Customer and in which Customer has not less than fifty-one percent (51%) of the ownership interest, provided that no such assignment shall relieve Customer of any of its obligations hereunder.

    12. Successors and Assigns. Subject to Paragraph L.11 above, this Agreement shall be binding on and shall inure to the benefit of any successors and assigns of the parties, provided that no assignment of this Agreement shall relieve either party hereto of its obligations to the other party. Any purported assignment by either party not in compliance with the provisions of this Agreement shall be null and void and of no force and effect.


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             Third Amended and Restated Satellite Services Agreement
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                          Confidential and Proprietary

                           THIRD AMENDED AND RESTATED
                    SATELLITE SERVICES SUPPLEMENTAL AGREEMENT

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf by an officer thereunto duly authorized, all as of the day and year first above written.


                                         ITC DELTACOM COMMUNICATIONS, INC.

                                         By: Harold E. Conan
                                             -----------------------------------
                                         Title: Vice President
                                                --------------------------------
                                         Date: August 1, 2001
                                               ---------------------------------
                                         Signed: /s/ HAROLD E. CONAN
                                                 -------------------------------


                                         WEBLINK WIRELESS, INC.

                                         By: Douglas S. Glen
                                             -----------------------------------
                                         Title: Senior Vice President
                                                --------------------------------
                                         Date: July 31, 2001
                                               ---------------------------------
                                         Signed: /s/ DOUGLAS S. GLEN
                                                 -------------------------------











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             Third Amended and Restated Satellite Services Agreement
                        ITC DeltaCom Communications, Inc
                          Confidential and Proprietary